                                                                Exhibit 23(a)(4)
                                                                ----------------

                    LM INSTITUTIONAL FUND ADVISORS II, INC.

                             ARTICLES SUPPLEMENTARY

          LM Institutional Fund Advisors II, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST:    The Board of Directors of the Corporation (the "Board of
Directors"), by resolutions duly adopted at a meeting duly called and held on June 2, 1999, (a) increased the aggregate number of shares of stock that the Corporation has authority to issue from seven billion (7,000,000,000) shares to ten billion (10,000,000,000) shares, (b) classified and designated such newly authorized shares (collectively, the "Shares"), in equal numbers, as shares of the Batterymarch US MidCapitalization Equity Portfolio, the Batterymarch US Small Capitalization Equity Portfolio and the LM Balanced Institutional Portfolio (each, a "Portfolio"), and (c) further classified and designated the Shares, in equal numbers, within each Portfolio as Institutional Class Shares and Financial Intermediary Class Shares, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of shares of stock as set forth in Article VI of the charter of the Corporation (the "Charter") and in any other provisions of the Charter relating to stock of the Corporation generally.

          SECOND:   Immediately prior to the filing of these Articles
Supplementary, the total number of shares of stock of all classes that the Corporation had authority to issue was 7,000,000,000 shares, $0.001 par value per share, having an aggregate par value of $7,000,000. The number of shares of stock of each class and the designation of each such class were as follows:

Designation                                      Number of Shares
-----------                                      ----------------
LM Value Institutional Portfolio                 500,000,000   Institutional Class Shares
                                                 500,000,000   Financial Intermediary Class Shares

LM Mid Cap Institutional Portfolio               500,000,000   Institutional Class Shares
                                                 500,000,000   Financial Intermediary Class Shares

Brandywine Small Cap Value Portfolio             500,000,000   Institutional Class Shares
                                                 500,000,000   Financial Intermediary Class Shares

Batterymarch International Equity Portfolio      500,000,000   Institutional Class Shares
                                                 500,000,000   Financial Intermediary Class Shares

Batterymarch Emerging Markets Portfolio          500,000,000   Institutional Class Shares
                                                 500,000,000   Financial Intermediary Class Shares

Legg Mason Fund Adviser/Western Asset            500,000,000   Institutional Class Shares
    Balanced Portfolio                           500,000,000   Financial Intermediary Class Shares

LM Total Return Institutional Portfolio          500,000,000   Institutional Class Shares
                                                 500,000,000   Financial Intermediary Class Shares

          THIRD: As of the filing of these Articles Supplementary, the total number of shares of stock of all classes that the Corporation has authority to issue is 10,000,000,000 shares, $0.001 par value per share, having an aggregate par value of $10,000,000. The number of shares of stock of each class and the designation of each such class are as follows:

Designation                                      Number of Shares
-----------                                      ----------------
LM Value Institutional Portfolio                 500,000,000   Institutional Class Shares
                                                 500,000,000   Financial Intermediary Class Shares

LM Mid Cap Institutional Portfolio               500,000,000   Institutional Class Shares
                                                 500,000,000   Financial Intermediary Class Shares

Brandywine Small Cap Value Portfolio             500,000,000   Institutional Class Shares
                                                 500,000,000   Financial Intermediary Class Shares

Batterymarch International Equity Portfolio      500,000,000   Institutional Class Shares
                                                 500,000,000   Financial Intermediary Class Shares

Batterymarch Emerging Markets Portfolio          500,000,000   Institutional Class Shares
                                                 500,000,000   Financial Intermediary Class Shares

Legg Mason Fund Adviser/Western Asset            500,000,000   Institutional Class Shares
    Balanced Portfolio                           500,000,000   Financial Intermediary Class Shares

LM Total Return Institutional Portfolio          500,000,000   Institutional Class Shares
                                                 500,000,000   Financial Intermediary Class Shares

LM Balanced Institutional Portfolio              500,000,000   Institutional Class Shares
                                                 500,000,000   Financial Intermediary Class Shares

Batterymarch US MidCapitalization                500,000,000   Institutional Class Shares
    Equity Portfolio                             500,000,000   Financial Intermediary Class Shares

Batterymarch US Small Capitalization             500,000,000   Institutional Class Shares
    Equity Portfolio                             500,000,000   Financial Intermediary Class Shares

          FOURTH:   The Corporation is registered as an open-end company under the Investment Company Act of 1940.

          FIFTH:    The total number of shares of capital stock that the
Corporation had authority to issue immediately prior to the filing of these Articles Supplementary was increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

          SIXTH:    The Shares were classified by the Board of Directors under authority granted to it in Article VI of the Charter.

          SEVENTH: The undersigned Vice President and Treasurer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President and Treasurer acknowledges that to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

          IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Vice President and Treasurer and attested to by its Secretary on September _______, 1999.

ATTEST:                                  LM INSTITUTIONAL FUND ADVISORS II, INC.


                                         By:                              (SEAL)
-----------------------------               ------------------------------
Susan L. Silva                              Marie K. Karpinski
Secretary                                   Vice President and Treasurer

                                      -3-